Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	3-31-16	12-31-15	3-31-15
Assets
Loans	$60,438	$59,876	$57,953
Loans held for sale	684	639	1,649
Securities available for sale	14,304	14,218	13,120
Held-to-maturity securities	5,003	4,897	5,005
Trading account assets	765	788	789
Short-term investments	5,436	2,707	3,378
Other investments	643	655	730

Total earning assets	87,273	83,780	82,624
Allowance for loan and lease losses	(826)	(796)	(794)
Cash and due from banks	474	607	506
Premises and equipment	750	779	806
Operating lease assets	362	340	306
Goodwill	1,060	1,060	1,057
Other intangible assets	57	65	92
Corporate-owned life insurance	3,557	3,541	3,488
Derivative assets	1,065	619	731
Accrued income and other assets	2,849	3,290	3,142
Discontinued assets	1,781	1,846	2,246

Total assets	$98,402	$95,131	$94,204

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$38,946	$37,089	$35,623
Savings deposits	2,385	2,341	2,413
Certificates of deposit ($100,000 or more)	3,095	2,392	1,982
Other time deposits	3,259	3,127	3,182

Total interest-bearing deposits	47,685	44,949	43,200
Noninterest-bearing deposits	25,697	26,097	27,948
Deposits in foreign office — interest-bearing	—	—	474

Total deposits	73,382	71,046	71,622
Federal funds purchased and securities sold under repurchase agreements	374	372	517
Bank notes and other short-term borrowings	615	533	608
Derivative liabilities	790	632	825
Accrued expense and other liabilities	1,410	1,605	1,308
Long-term debt	10,760	10,184	8,711

Total liabilities	87,331	84,372	83,591

Equity
Preferred stock, Series A	290	290	290
Common shares	1,017	1,017	1,017
Capital surplus	3,818	3,922	3,910
Retained earnings	9,042	8,922	8,445
Treasury stock, at cost	(2,888)	(3,000)	(2,780)
Accumulated other comprehensive income (loss)	(213)	(405)	(279)

Key shareholders’ equity	11,066	10,746	10,603
Noncontrolling interests	5	13	10

Total equity	11,071	10,759	10,613

Total liabilities and equity	$98,402	$95,131	$94,204

Common shares outstanding (000)	842,290	835,751	850,920

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-16	12-31-15	3-31-15
Interest income
Loans	$562	$552	$523
Loans held for sale	8	8	7
Securities available for sale	75	76	70
Held-to-maturity securities	24	24	24
Trading account assets	7	6	5
Short-term investments	4	3	2
Other investments	3	4	5

Total interest income	683	673	636

Interest expense
Deposits	31	26	26
Bank notes and other short-term borrowings	2	3	2
Long-term debt	46	42	37

Total interest expense	79	71	65

Net interest income	604	602	571
Provision for credit losses	89	45	35

Net interest income after provision for credit losses	515	557	536

Noninterest income
Trust and investment services income	109	105	109
Investment banking and debt placement fees	71	127	68
Service charges on deposit accounts	65	64	61
Operating lease income and other leasing gains	17	15	19
Corporate services income	50	55	43
Cards and payments income	46	47	42
Corporate-owned life insurance income	28	36	31
Consumer mortgage income	2	2	3
Mortgage servicing fees	12	15	13
Net gains (losses) from principal investing	—	—	29
Other income (a), (b)	31	19	19

Total noninterest income	431	485	437

Noninterest expense
Personnel	404	429	389
Net occupancy	61	64	65
Computer processing	43	43	38
Business services and professional fees	41	44	33
Equipment	21	22	22
Operating lease expense	13	13	11
Marketing	12	17	8
FDIC assessment	9	8	8
Intangible asset amortization	8	9	9
OREO expense, net	1	1	2
Other expense	90	86	84

Total noninterest expense	703	736	669

Income (loss) from continuing operations before income taxes	243	306	304
Income taxes	56	73	74

Income (loss) from continuing operations	187	233	230
Income (loss) from discontinued operations, net of taxes	1	(4)	5

Net income (loss)	188	229	235
Less: Net income (loss) attributable to noncontrolling interests	—	3	2

Net income (loss) attributable to Key	$188	$226	$233

Income (loss) from continuing operations attributable to Key common shareholders	$182	$224	$222
Net income (loss) attributable to Key common shareholders	183	220	227

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.22	$.27	$.26
Income (loss) from discontinued operations, net of taxes	—	(.01)	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.27	.27

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.22	$.27	$.26
Income (loss) from discontinued operations, net of taxes	—	(.01)	.01
Net income (loss) attributable to Key common shareholders (b)	.22	.26	.26

Cash dividends declared per common share	$.075	$.075	$.065

Weighted-average common shares outstanding (000)	826,447	828,206	848,580
Weighted-average common shares and potential common shares outstanding (000) (c)	834,041	835,939	857,122

(a)	For the three months ended March 31, 2016, and March 31, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2015, net securities gains (losses) totaled $1 million. For the three months ended March 31, 2016, and December 31, 2015, Key did not have any impairment losses related to securities. For the three months ended March 31, 2015, impaired losses related to securities totaled less than $1 million.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.